EXHIBIT 32.1

CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED BY SECTION 906 OF THE SARBANES−OXLEY ACT OF 2002

I, Christopher S. Bradshaw, as Principal Executive Officer and Principal Financial Officer of Era Group Inc. (the “Company”), certify, pursuant to 18 U.S.C. § 1350, as adopted by Section 906 of the Sarbanes−Oxley Act of 2002, that to my knowledge:

(1)
the accompanying Annual Report on Form 10−K, for the period ending December 31, 2014 as filed with the U.S. Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	March 10, 2015

/s/ Christopher S. Bradshaw

		Name:	Christopher S. Bradshaw
		Title:	Chief Executive Officer and Chief Financial Officer
(Principal Executive Officer and Principal Financial Officer)